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                                                    EXHIBIT 23.1


                [Letterhead of Eide Bailly LLP]

          CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion, in Form SB-2, of our audit report on the financial statements of East Kansas Agri-Energy, L.L.C. as of and for the periods ended December 31, 2003 and December 31, 2004, as part of East Kansas Agri-Energy, L.L.C.'s Pre-Effective Amendment No. 3 to the Registration Statement on Form SB-2, and to the reference to our firm therein.

/s/ Eide Bailly LLP

Minneapolis, Minnesota
April 19, 2005